Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated September 25, 2015, relating to the balance sheet of PMV Acquisition Corp. as of August 24, 2015, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 7, 2015 (inception) to August 24, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 13, 2015